Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements of Bassett Furniture Industries, Incorporated (“Bassett”) consist of a condensed consolidated balance sheet at November 27, 2021 and condensed consolidated statements of operations for years ended November 27, 2021, November 28, 2020 and November 30, 2019, which reflect Bassett’s recently completed sale of substantially all of the assets of its wholly-owned subsidiary Zenith Freight Lines, LLC (“Zenith”) to J.B. Hunt Transport, Inc. (“J.B. Hunt”). The unaudited pro forma condensed consolidated financial statements included herein have been derived from the audited financial statements of Bassett as of and for the three years ended November 27, 2021.

On January 31, 2022, Bassett and Zenith entered into a material definitive agreement with J.B. Hunt by which Bassett has sold substantially all of Zenith’s assets to J.B. Hunt for $86,939 in cash subject to certain potential post-closing adjustments as described in the agreement. The completion of the transaction occurred on February 28, 2022. Concurrent with the closing, Bassett and J.B. Hunt have entered into a long-term Master Transportation Agreement whereby J.B. Hunt will continue to provide Bassett those services currently provided by Zenith.

The pro forma adjustments have been prepared as if the disposition of Zenith’s assets occurred on November 27, 2021 in the case of the unaudited pro forma condensed consolidated balance sheet and on November 29, 2020 in the case of the unaudited pro forma consolidated statement of operations for the year ended November 27, 2021. The unaudited pro forma consolidated statements of operations for the years ended November 28, 2020 and November 30, 2019 reflect the removal of historical revenues and expenses associated with the operations of Zenith for those periods. The unaudited pro forma consolidated financial statements should be read in conjunction with the related notes, which are included herein, and the financial statements and notes included in Bassett’s Annual Report on Form 10-K for the year ended November 27, 2021.

The pro forma condensed combined financial statements do not necessarily reflect what the Bassett’s financial condition or results of operations would have been had the disposition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of Bassett subsequent to the disposition. Bassett’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

BASSETT FURNITURE INDUSTRIES, INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT NOVEMBER 27, 2021

		Transaction
	Historical	Accounting
	As Reported	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$34,374	$86,939	(a)	$121,313
Short-term investments	17,715	-		17,715
Accounts receivable, net	28,168	(7,601)	(b)	20,567
Inventories	78,004	-		78,004
Recoverable income taxes	8,379	(8,379)	(c)	-
Other current assets	13,644	(3,463)	(b)	10,181
Total current assets	180,284	67,496		247,780

Property and equipment, net	94,066	(24,898)	(b)	69,168

Other long-term assets
Deferred income taxes, net	3,189	3,362	(c)	6,551
Goodwill and other intangible assets	23,448	(9,094)	(b)	14,354
Right of use assets under operating leases	114,148	(18,192)	(b)	95,956
Other	6,525	(572)	(b)	5,953
Total other long-term assets	147,310	(24,496)		122,814
Total assets	$421,660	$18,102		$439,762

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,324	$(3,418)	(b)	$24,906
Accrued compensation and benefits	15,934	(3,295)	(b)	12,639
Customer deposits	51,492	-		51,492
Current portion of operating lease obligations	27,693	(7,458)	(b)	20,235
Income taxes payable	-	8,637	(c)	8,637
Other accrued liabilities	10,776	(1,013)	(b)	9,763
Total current liabilities	134,219	(6,547)		127,672

Long-term liabilities
Post employment benefit obligations	12,968	-		12,968
Long-term portion of operating lease obligations	105,841	(10,996)	(b)	94,845
Other long-term liabilities	5,900	(5,213)	(b)	687
Total long-term liabilities	124,709	(16,209)		108,500

Commitments and Contingencies

Stockholders’ equity
Common stock	48,811	-		48,811
Retained earnings	115,631	40,858	(d)	156,489
Additional paid-in-capital	113	-		113
Accumulated other comprehensive loss	(1,823)	-		(1,823)
Total stockholders' equity	162,732	40,858		203,590
Total liabilities and stockholders’ equity	$421,660	$18,102		$439,762

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

BASSETT FURNITURE INDUSTRIES, INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED NOVEMBER 27, 2021

		Transaction
	Historical	Accounting
	As Reported	Adjustments		Pro Forma

Sales revenue:
Furniture and accessories	$430,886	$-		$430,886
Logistics	55,648	(55,648)	(e)	-
Total sales revenue	486,534	(55,648)		430,886

Cost of furniture and accessories sold	209,799	-		209,799

Selling, general and administrative expenses	196,831	-		196,831
Cost of logistical services	53,905	(53,905)	(e)	-

Income from operations	25,999	(1,743)		24,256

Gain on disposal of logistical services segment	-	54,512	(f)	54,512
Interest income	54	(6)	(e)	48
Interest expense	(322)	289	(e)	(33)
Other loss, net	(1,491)	(23)	(e)	(1,514)

Income before income taxes	24,240	53,029		77,269

Income tax expense	6,198	13,283	(g)	19,481

Net income	$18,042	$39,746		$57,788

Net income per share

Basic income per share	$1.83	$4.05	(h)	$5.88

Diluted income per share	$1.83	$4.04	(h)	$5.87

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

BASSETT FURNITURE INDUSTRIES, INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED NOVEMBER 28, 2020

		Transaction
	Historical	Accounting
	As Reported	Adjustments		Pro Forma

Sales revenue:
Furniture and accessories	$337,672	$-		$337,672
Logistics	48,191	(48,191)	(e)	-
Total sales revenue	385,863	(48,191)		337,672

Cost of furniture and accessories sold	163,567	-		163,567

Selling, general and administrative expenses	176,368	-		176,368
Cost of logistical services	46,946	(46,946)	(e)	-
Asset impairment charges	12,184	-		12,184
Goodwill impairment charge	1,971	-		1,971
Litigation expense	1,050	-		1,050

Loss from operations	(16,223)	(1,245)		(17,468)

Interest income	236	(4)	(e)	232
Interest expense	(49)	49	(e)	-
Other loss, net	(750)	9	(e)	(741)

Loss before income taxes	(16,786)	(1,191)		(17,977)

Income tax benefit	(6,365)	(298)	(g)	(6,663)

Net loss	$(10,421)	$(893)		$(11,314)

Net loss per share

Basic loss per share	$(1.05)	$(0.08)	(h)	$(1.13)

Diluted loss per share	$(1.05)	$(0.08)	(h)	$(1.13)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

BASSETT FURNITURE INDUSTRIES, INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED NOVEMBER 30, 2019

		Transaction
	Historical	Accounting
	As Reported	Adjustments		Pro Forma

Sales revenue:
Furniture and accessories	$403,865	$-		$403,865
Logistics	48,222	(48,222)	(e)	-
Total sales revenue	452,087	(48,222)		403,865

Cost of furniture and accessories sold	179,244	-		179,244

Selling, general and administrative expenses excluding new store pre-opening costs	217,913	-		217,913
New store pre-opening costs	1,117	-		1,117
Cost of logistical services	46,367	(46,367)	(e)	-
Asset impairment charges	4,431	-		4,431
Goodwill impairment charge	1,926	-		1,926
Litigation expense	700	-		700
Lease exit costs	149	-		149
Early retirement program	835	-		835

Loss from operations	(595)	(1,855)		(2,450)

Interest income	568	(10)	(e)	558
Interest expense	(6)	-		(6)
Other loss, net	(1,707)	-		(1,707)

Loss before income taxes	(1,740)	(1,865)		(3,605)

Income tax expense	188	(474)	(g)	(286)

Net income (loss)	$(1,928)	$(1,391)		$(3,319)

Net income per share

Basic income (loss) per share	$(0.19)	$(0.13)	(h)	$(0.32)

Diluted income (loss) per share	$(0.19)	$(0.13)	(h)	$(0.32)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)

Reflects the receipt of the cash proceeds of $86,939. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

(b)

Reflects the carrying value of all assets of Zenith which would have been sold to J.B. Hunt and all liabilities of Zenith which would have been assumed by J.B. Hunt had the transaction been completed on November 27, 2021. The adjustment to accounts payable is net of estimated transaction costs incurred.

(c)	Reflects the changes in tax assets and liabilities which are expected to result from the transaction determined as follows:

Estimated gain on disposal, net of transaction costs	$54,512
Blended effective tax rate	25%
Tax effect of pro forma gain	13,654
Payment of deferred taxes associated with Zenith net assets sold	3,362
Pro forma taxes payable resulting from transaction	17,016
Less historical recoverable income taxes	(8,379)
Pro forma income taxes payable	$8,637

(d)	Reflects the estimated gain on disposal of $54,512 less tax effect of $13,654 (see note (c) above).

(e)

Reflects the removal of revenues and expenses specific to Zenith, excluding intercompany transactions with Bassett. Such intercompany transactions consist of logistical services provided to Bassett by Zenith at rates which we believe approximate fair market value.

(f)	Reflects the estimated gain resulting from the transaction (see note (c) above) as if it had been completed on November 29, 2020 (the first day of fiscal 2021).

(g)	Reflects taxes on the pretax income of Zenith at the blended statutory rate of 25%.

(h)	Pro forma income (loss) per share was calculated as follows:

	2021	2020	2019
Numerator:
Pro forma net income (loss)	$57,788	$(11,314)	$(3,319)

Denominator:
Denominator for basic income per share - weighted average shares	9,835,829	9,969,616	10,285,511
Effect of dilutive securities	7,945	-	-
Denominator for diluted income per share — weighted average shares and assumed conversions	9,843,774	9,969,616	10,285,511

Basic income (loss) per share:
Net income (loss) per share — basic	$5.88	$(1.13)	$(0.32)

Diluted income (loss) per share:
Net income (loss) per share — diluted	$5.87	$(1.13)	$(0.32)

                   The weighted average shares and effect of dilutive securities shown above are as originally reported for fiscal 2021, 2020 and 2019.